# LCT GLOBAL RESOURCES INC

| Business Entity Information | | | |
|---|---|---|---|
| Status: | Active | File Date: | 2/25/2011 |
| Type: | Domestic Corporation | Entity Number: | E0107872011-8 |
| Qualifying State: | NV | List of Officers Due: | 2/29/2012 |
| Managed By: | | Expiration Date: | |
| NV Business ID: | NV20111132490 | Business License Exp: | *Exempt* - 003 |

| Additional Information | |
|---|---|
| Central Index Key: | |

| Registered Agent Information | | | |
|---|---|---|---|
| Name: | JAY SMITH | Address 1: | 4790 CAUGHLIN PARKWAY #387 |
| Address 2: | | City: | RENO |
| State: | NV | Zip Code: | 89509 |
| Phone: | | Fax: | |
| Mailing Address 1: | | Mailing Address 2: | |
| Mailing City: | | Mailing State: | |
| Mailing Zip Code: | | | |
| Agent Type: | Noncommercial Registered Agent | | |

View all business entities under this registered agent

| Financial Information | | | |
|---|---|---|---|
| No Par Share Count: | 0 | Capital Amount: | $ 200,000.00 |
| Par Share Count: | 2,000,000,000.00 | Par Share Value: | $ 0.0001 |

## Officers

☐ Include Inactive Officers

**President - CHEE THING LEE**

| | | | |
|---|---|---|---|
| Address 1: | 4790 CAUGHLIN PKWY STE 387 | Address 2: | |
| City: | RENO | State: | NV |
| Zip Code: | 89519 | Country: | USA |
| Status: | Active | Email: | |

**Secretary - CHEE THING LEE**

| | | | |
|---|---|---|---|
| Address 1: | 4790 CAUGHLIN PKWY STE 387 | Address 2: | |
| City: | RENO | State: | NV |
| Zip Code: | 89519 | Country: | USA |
| Status: | Active | Email: | |

**Treasurer - CHEE THING LEE**

| | | | |
|---|---|---|---|
| Address 1: | 4790 CAUGHLIN PKWY STE 387 | Address 2: | |
| City: | RENO | State: | NV |
| Zip Code: | 89519 | Country: | USA |
| Status: | Active | Email: | |

**Director - CHEE THING LEE**

| | | | |
|---|---|---|---|
| Address 1: | 4790 CAUGHLIN PKWY STE 387 | Address 2: | |
| City: | RENO | State: | NV |
| Zip Code: | 89519 | Country: | USA |
| Status: | Active | Email: | |